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                                                                     EXHIBIT 4.4


                                 AXXESS, INC.

                         REGISTRATION RIGHTS AGREEMENT



                                                                  March 10, 1997


To the Purchasers of the Unit (s)
of Axxess, Inc.


        Reference is made to the Private Placement Memorandum (the "Memorandum") of Axxess, Inc. (the "Company") dated March 10, 1997. Pursuant to the Memorandum, you (the "Holder") have purchased one or more Units (the "Units") offered by the Company, each Unit consisting of 100,000 shares of AXXS's common stock, $0.001 par value (the "Common Stock"). The Common Stock will have certain piggyback registration rights as defined in this Registration Rights Agreement to be entered into between AXXS and holders of the Units; indicated on the signature page hereof on the terms and conditions described herein and in the Private Placement Memorandum dated March 10, 1997 (together with all amendments thereof and supplements and exhibits thereto, the "Private Placement Memorandum"), a copy of which has been received by the undersigned. This sets forth the agreement of the Company to register the shares of Common Stock, under the Securities Act of 1933), as amended.


                             W I T N E S S E T H:


        WHEREAS, the Company will issue to Holder shares of the Company's Common Stock (the "Shares") more specifically identified in the Memorandum.

        WHEREAS, the Holder is willing to subscribe for the Shares subject to the terms and conditions set forth herein,

        NOW THEREFORE, in consideration of the agreements set forth herein the parties agree as follows:

        1. Piggyback Registration. If the Company at any time during the year three year period commencing on the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act"), other than pursuant to Forms S-4, S-8 or other comparable form, the Company shall include the shares of Common Stock issued to the Holder (the "Registrable Securities"), in such registration. The Company shall at such time give prompt written notice to all Holders of its intention to effect such registration and of such Holders' rights under such proposed registration, and upon the request of any Holder delivered to the Company within twenty (20) days after giving of such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Registrable Securities held by each such Holder requested to be included in such registration; provided, however, that if, at any time after giving such written notice of the Company's intention to register any of the Holder's Registrable Securities and prior to the effective date

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of the registration statement filed in connection such registration, the Company shall determine for any reason not to register or to delay the registration of such Registrable Securities, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account. The Holder shall not be required to give any notice in connection with the Company's initial public offering, in which case, the Registrable Securities shall be automatically included in Registration
Statement.

        Except in connection with the Company's initial public offering, if, in the good faith judgment of the managing underwriter of an underwritten offering, the inclusion of all of the Registrable Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful. marketing of the shares of Common Stock to be offered by the Company, the number of shares to be included in such offering may be reduced in the following manner: (i) any shares of Common Stock to be offered by the officers or directors of the Company shall be excluded from such offering to the extent required by the managing underwriter, and (ii) if a further reduction in the number of shares is required, such shares shall be selected pro rata, among all selling stockholders whose shares are included in such registration statement (based upon the number of shares of each stockholder to be included in such registration statement).

        2. Option to Include Registrable Securities in Offering. Notwithstanding anything contained in Section I of this Agreement, the Company shall not be required to include any of the Holders' Registrable Securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holders agree to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request. Nothing contained herein however, shall require any Holder to execute an agreement to refrain from selling the Registrable Securities, except as set forth in the Subscription Agreement.

        3. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

        4. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

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        a.   prepare and file with the Securities and Exchange Commission (the
             "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Registrable Securities are sold or become capable of being publicly sold without registration under the 1933 Act; provided, however, the Company may suspend or terminate the use of any such registration statement for a period of up to 30 days to permit the orderly dissemination of significant business developments.

        b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

        c. furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

        d. use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

        e. use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

        f. enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

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        g.   Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

        h. furnish, at the request of any Holder on the date such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively,
             (1) the effective date of the registration statement and (2) the date such Registrable Securities are delivered to the underwriters, if any, for sale pursuant to such registration from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such letters; and

        i. take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

        5. Expenses. All expenses incurred in any registration of the Holders' Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, the Company shall not be liable for (a) any discounts or commissions to any

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underwriter, (b) any stock transfer taxes incurred with respect to Registrable
Securities sold in the Offering or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel if the Company's counsel is representing any or all selling security holders.

        6. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

                a. Company Indemnity. Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partner of each holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement f material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any violation or alleges violation by the Company of the 1933 Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for the use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

                b. Holder Indemnity. Each Holder shall indemnify and hold
                   harmless the Company, its affiliates, its counsel, underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or liabilities (joint or several) to which they may become subject under the 1933 Act, the

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                   Exchange Act or any state securities law, and the Holder
                   shall reimburse the Company, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon any statements or information provided by such Holder to the Company in connection with the offer or sale of Registrable Securities.

                c. Notice Right to Defend. Promptly after receipt by an
                   indemnified party under this Section 6 of Notice of the Commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if counsel to the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided, however, that the indemnifying party shall be responsible for one counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Agreement.

                d. Contribution. If the indemnification provided for in this
                   Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of, or benefit to, the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim damage or expense as well as any of the relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified part shall be determined by

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                   reference to, among other things, whether the untrue or
                   alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified, party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such registrable Securities). Notwithstanding any indemnification provided for in this Section 6, in the event it is finally bad faith, wilful misconduct or gross negligence of an indemnified party, such indemnified party shall repay to the indemnifying party all amounts previously paid on behalf of the indemnified party in connection with the defense of such Violation.

                e. Survival of Indemnity. The indemnification provided by this
                   Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

        7. Limitation on Other Registration Rights. Except as otherwise set forth in this Agreement, the Company shall not, without the prior written consent of the Holders of Registrable Securities representing a majority thereof held by all the Holders, file any registration statement filed on behalf of any person (including the Company) other than a Holder to become effective during any period when the Company is not in compliance with this Agreement.

        8. Remedies.

           a. Remedies Upon Default or Delay. The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

        9. Notices. All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service. Any notice, when mailed by

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registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

        10. Successors and Assigns. Except as other wise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

        11. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder's of securities representing a majority of the Registrable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registrable Securities or reduce the amount f reimbursable costs to any Holder of Registrable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registrable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registrable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

        12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.

        13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada, without giving effect to conflicts of law principles.

        14. Invalidityly of Provisions. If any provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the l0th day of March, 1997.

AXXESS, INC.


By: /s/ Kevin A. Lichtman                       Alcott Simpson & Co., Inc.
   ----------------------------                ------------------------------
   Kevin A. Lichtman, President                     Name of Holder

                                               /s/ [Signature appears here]
                                               ------------------------------
                                                    Signature of Holder

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